SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2004

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2555 Telegraph Rd Bloomfield Hills, MI (Address of Principal Executive Offices)		48302-0954 (Including Zip Code)

248-648-2500

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release dated July 23, 2004

Item 5. Other Events

     On July 23, 2004, United Auto Group issued a press release announcing approval by its Board of Directors of a dividend in the amount of $0.10 per share on September 1, 2004 to holders of record as of August 9, 2004, as more fully discussed in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.1           Press Release dated July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2004	United Auto Group, Inc.
	By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.
Executive Vice President

EXHIBIT INDEX

Exhibit 99.1           Press Release dated July 23, 2004